EXHIBIT 10.10

CONSENT TO ASSIGNMENT

Management and Operational Services Agreement

This Consent to Assignment (the “Consent”) is given as of this 27th day of October, 2006 by Blackhawk BioFuels, LLC (“Blackhawk Biofuels”).

RECITALS:  West Central Cooperative entered into a Management and Operational Services Agreement dated August 4, 2006, with Blackhawk Biofuels providing for assistance in the management and operation of its biodiesel facility located at Freeport, Illinois (“Agreement”).

REG, LLC, InterWest, L.C., and West Central Cooperative joined their forces to expand upon their biodiesel construction, management and marketing efforts by creating Renewable Energy Group, Inc. (“REG, Inc.”) on July 31, 2006.  In order to be continuing to fulfill the obligations under the Agreement, Renewable Energy Group, Inc. would desire to confirm Blackhawk Biofuels’ consent to an assignment of West Central Cooperative’s rights in the Agreement to Renewable Energy Group, Inc.

Performance of the Agreement will continue under the same leadership and personnel, supported by the same strategic partners as were involved previously under West Central Cooperative.  By signature hereto, Renewable Energy Group, Inc. assumes and agrees to perform and discharge all obligations as set forth in the Agreement previously entered into by West Central Cooperative with Blackhawk Biofuels.

WEST CENTRAL COOPERATIVE		RENEWABLE ENERGY GROUP, INC.

By	/s/ Jeffrey Stroburg	By	/s/ Nile Ramsbottom
	Jeffrey Stroburg, CEO		Nile Ramsbottom, President

CONSENT TO ASSIGNMENT

Blackhawk Biofuels hereby consents to the assignment of the Agreement to Renewable Energy Group, Inc.

BLACKHAWK BIOFUELS, LLC

By	/s/ Ronald Mapes	Chairman
(Title)